Exhibit 99.1

Source: FNDS3000 Corp

FNDS3000 Corp Reports Results for Second Quarter of Fiscal Year 2010

Completed $0.5 Million Financing

Jacksonville, FL, April 15, 2010 — FNDS3000 Corp (OTC Bulletin Board: FDTC) (Frankfurt: “FT4,” A0MWLG), a financial transaction processing services company, currently introducing prepaid card programs to the South African market, today announced financial results for the second quarter of fiscal year 2010.

For the quarter ended February 28, 2010, revenues were $89,414, an increase of $85,063 (or 1,955%) from $4,351 for the second quarter of fiscal 2009, reflecting the very early stages of the revenue stream from our prepaid card programs. The net loss for the quarter was $(1,106,001) or ($0.02) per share, a decrease of $894,704 (or 45%) from $(2,000,705) or ($0.08) per share for the same period in the prior year. More detailed information on the financial results of the Company is available within FNDS3000 Corp’s Form 10-Q that was filed with the Securities and Exchange Commission on April 14, 2010.

The Company also announced the completion of a non-brokered financing agreement in which the Company entered into two convertible note purchase agreements on April 8 and April 13, 2010, respectively, for the principal amount of $250,000 each. The investors were the Chairman of the Board and the spouse of the Chief Executive Officer. The material terms of the financing agreements and an extension of the Company’s promissory note with Sherington Holdings, LLC to August 31, 2010 are outlined in Form 8-K filed with the Securities and Exchange Commission on April 14, 2010. The Company offered the financing agreements to qualified accredited investors, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, and therefore the transactions have not been registered under the Securities Act or any state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

About FNDS3000 Corp: FNDS3000 Corp (OTC Bulletin Board: FDTC) (Frankfurt: “FT4,” A0MWLG) is a financial transaction processing service company. Since its inception, its focus has been on the development and implementation of a variety of prepaid card programs outside the United States, including services to individuals who lack access to conventional banking services. FNDS3000 meets a vital need of companies that have financial dealings with such individuals by offering prepaid cards that can be tailored to the differing requirements of each customer. FNDS3000 intends to provide these services in both developed and underdeveloped nations through a proven U.S. processing platform that has been designed for international and cross border capability. Many of these FNDS3000 products carry worldwide brand marks and can be used anywhere that accepts these brands. Programs that can be supported include payroll, insurance, medical aid, gift cards, prepaid cellular charges and small-scale international transfers of funds.

Forward Looking Statements

Matters discussed in this press release contain forward looking statements. Investors are cautioned that such forward looking statements involve risk and uncertainties, which could significantly impact the actual results, performance, or achievements of the Company. Such risks and uncertainties include, but are not limited to, the potential loss of our relationships with each of the parties that sponsor our cards and banks that manufacture, issue, and own the cards; the loss of our service providers; security breaches of our electronic information; the inability to raise sufficient capital to fund its operations; and other risks as may be detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise its forward looking statements even if experience or future events make it clear that any of the projected results expressed or implied herein will not be realized.

Contact:

Joe McGuire

Chief Financial Officer

FNDS3000 Corp

904-273-2702

jmcguire@FNDS3000.com

www.FNDS3000.com